AMENDMENT NO. 1 TO CONSULTANT AGREEMENT

This Amendment No. 1 to the Consultant Agreement (the “Amendment”) is made and entered into this 4th day of January, 2011, to be effective as of January 1, 2011 (the “Effective Date”) by and between Feigeda Electronic Technology, Inc., a Delaware corporation (the “Company”) and Costas Takkas (the “Consultant”).  Capitalized terms not defined herein shall have the meanings ascribed in the Agreement (as defined below).

RECITALS

WHEREAS, the Consultant was appointed the Company’s Part-Time Chief Financial Officer (as defined below) on December 16, 2010;

WHEREAS, the Company and the Consultant entered into a Consultant Agreement dated as of December 22, 2010, effective as of January 2011 (the “Agreement”) covering the terms of the Consultant’s service as the Company’s part-time Chief Financial Officer;

WHEREAS, the Company and the Consultant desire to amend the Agreement by entering into this Amendment; and

WHEREAS, Section 15 of the Agreement permits the parties to amend the Original Agreement only by a written instrument by the parties.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and other valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

1.           Section 1 of the Agreement is hereby revised to add the following sections:

(ff)           “Part-Time Chief Financial Officer” means the chief financial officer of the Company who is also employed in any capacity, including as an officer, of another entity.

(gg)           “Full-Time Chief Financial Officer” means the chief financial officer of the Company who is not employed in any capacity, including as an officer, of any other entity and who devotes his full business time to his duties as the Company’s chief financial officer.

2.           Section 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

2.           Services

(b)         Duties of the Consultant

(i) Services as Part-Time Chief Financial Officer:  Until such time as the Board appoints the Consultant as the Full-Time Chief Financial Officer, the Consultant shall serve as the Part-Time Chief Financial Officer, and shall have such duties typically associated with such title, including, without limitation, supervising operations and management of the Company and its subsidiaries.  The Consultant shall faithfully and diligently perform all services as may be assigned to him by the Chief Executive Officer (the “CEO) of the Company or the Board (provided that, such services shall not materially differ from the services currently provided by the Consultant), and shall exercise such power and authority as may from time to time be delegated to him by the CEO or the Board.

(ii)  Services as Full-Time Chief Financial Officer.  At any time during the Term of this Agreement, the Board of Directors of the Company may appoint the Consultant as the Full-Time Chief Financial Officer.  Within 5 business days of his appointment as the Full-Time Chief Financial Officer by the Company’s Board of Directors, the Consultant agrees to resign with immediate effectiveness from all other employment and/or officer positions with all other entities and to devote his full business time to his services as the Full-Time Chief Financial Officer.  During the period of Consultant’s service as the Full-Time Chief Financial Officer, the Consultant shall not: (i) engage in any other business activity, whether or not such business activity is pursued for gain or profit and including service as a director of any other company, except as approved in advance in writing by the Company, or (ii) accept or engage in any other employment, whether as an employee or consultant or in any other capacity, and whether or not compensated therefore.   The Consultant and the Company each acknowledge and agree that the appointment of the Consultant as the Full-Time Chief Financial Officer shall not constitute “Good Reason” pursuant to this Agreement.

(iii)       Generally.  The Consultant shall render his services under this Agreement to the best of his ability and use his reasonable best efforts to promote the interests of the Company.  The Consultant shall not engage in any other business or occupation during the Term of the Agreement, including, without limitation, any activity that (i) conflicts with the interests of the Company or its subsidiaries, (ii) interferes with the proper and efficient performance of his duties for the Company, or (iii) interferes with the exercise of his judgment in the Company’s best interests.  Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Consultant to (y) deliver lecture, fulfill speaking engagements or teach at educational institutions, or (z) manage personal investments, so long as such activities do not unreasonably interfere with or unreasonably detract from the performance of the Consultant’s responsibilities to the Company in accordance with this Agreement.  In the event of Consultant’s breach of any of the provisions of this Section 2, the Company may terminate the Consultant for Cause.

3.           Section 4(c) of the Agreement is hereby amended and restated in its entirety as follows:

4.           Compensation

(c)         Share Incentive

(i) The Company agrees to issue to the Consultant, as soon as practicable after the Commencement Date, Fifty Thousand (50,000) shares of the Company’s Common Stock (the “Initial Shares”), which shall vest on the 12-month anniversary of the Commencement Date. In the event of the Consultant’s termination of this Agreement for Good Reason or the Company’s termination of the Consultant’s services under this Agreement for Cause due to Consultant’s failure to comply with Section 2 hereof, Consultant shall be entitled to keep such Initial Shares, subject to the vesting schedule provided in this Section 4(c)(i). The terms and conditions of the grant of the Initial Shares shall be further set forth in a grant agreement by and between the Consultant and the Company.

(ii)  As soon as practicable after the Consultant’s appointment as the Full-Time Chief Financial Officer and the Consultant’s resignation from all other employment and/or officer positions with all other entities pursuant to Section 2(b)(ii) of this Agreement, the Company agrees to grant 100,000 shares of Common Stock of the Company (the “Supplemental Shares”) to the Consultant, with 50,000 of such Supplemental Shares to vest on the one year anniversary of the Consultant’s appointment as the Full-Time Chief Financial Officer by the Company’s Board of Directors and 50,000 of such Supplemental Shares to vest on the two-year anniversary of the Consultant’s appointment as the Full-Time Chief Financial Officer by the Company’s Board of Directors.  The Consultant acknowledges and agrees that if the Company’s Common Stock is listed or quoted on a stock exchange or automated dealer quotation system at the time of the Company is required to grant the Supplemental Shares pursuant to this Section 4(c)(ii), the Company’s grant of the Supplemental Shares may be subject to the rules of such exchange or quotation system which the Company will be required to follow.  The terms and conditions of the grant of the Supplemental Shares shall be further set forth in a grant agreement by and between the Consultant and the Company.

(iii)  The Consultant represents, acknowledges and agrees that:

(A)  the Initial Shares and Supplemental Shares are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), including Regulation D promulgated thereunder, and any applicable state securities laws, (b) the Initial Shares and Supplemental Shares are restricted securities and may not be resold or otherwise transferred without registration or further exemption; and (c) this transaction has not been reviewed or approved by the United States Securities and Exchange Commission (the “SEC”) or by any regulatory authority charged with the administration of the securities laws of any state;

(B) Consultant understands that the Initial Shares and Supplemental Shares, have not been, and will not be, registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Consultant’s representations as expressed herein or otherwise made pursuant hereto;

(C) Consultant is acquiring the Initial Shares and Supplemental Shares, for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that Consultant has no present intention of selling, granting any participation in, or otherwise distributing the same;

(D) Consultant has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Initial Shares and Supplemental Shares.  Consultant, or Consultant’s professional advisor, has the capacity to protect Consultant’s interests in connection with the purchase of the Initial Shares and Supplemental Shares, and Consultant is able to bear the economic risk of an investment in the Initial Shares and Supplemental Shares, to hold the Initial Shares and Supplemental Shares for an indefinite period of time and to suffer a complete loss of its investment;

(E)  Consultant is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the 1933 Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company;

(F)  Consultant acknowledges that the Initial Shares and Supplemental Shares must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available;

(G)  Consultant understands and agrees that the certificates evidencing the Initial Shares and Supplemental Shares, or any other Initial Shares and Supplemental Shares issued in respect of the Initial Shares and Supplemental Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear a legend substantially in the form below (in addition to any legend required under applicable state securities laws):

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAW, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.”

(H)  other than as set out herein, the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other securities legislation;

(I)  the decision to acquire the Initial Shares and Supplemental Shares pursuant to this Agreement has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the SEC in compliance, or intended compliance, with applicable securities legislation;

(J)  the Consultant and his advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the acquisition of the Initial Shares and Supplemental Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(K)  the Company is entitled to rely on the representations and warranties of Consultant contained in this Agreement and Consultant will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and stockholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of Consultant contained herein or in any document furnished by Consultant to the Company in connection herewith being untrue in any material respect;

(L)  Consultant has been advised to consult Consultant’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Initial Shares and Supplemental Shares and with respect to applicable resale restrictions, including without limitation registration restrictions under Rule 415 of the 1933 Act, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)  in which Consultant is resident in connection with the distribution of the Initial Shares and Supplemental Shares hereunder, and

(ii) applicable resale restrictions;

(M)  none of the Initial Shares and Supplemental Shares are listed on any stock exchange or automated dealer quotation system and, other than as set out herein, no representation has been made to Consultant that any of the Initial Shares and Supplemental Shares will become listed on any stock exchange or automated dealer quotation system; and

(N)  the Company will refuse to register any transfer of the Initial Shares and Supplemental Shares not made in accordance with an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable state laws.

4.           Except as amended herein, the Agreement shall remain in full force and effect.

5.           This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument.  This Amendment may be executed and delivered by facsimile.

6.           This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to principles of conflict of law.

[SIGNATURES ON FOLLOWING PAGE]

WHEREFORE, the parties hereto have executed this Amendment on the dates indicated below, to be effective as of the Effective Date, regardless of the dates actually signed.

Dated: January 4, 2011	FEIGEDA ELECTRONIC TECHNOLOGY, INC.

	By:	/s/ Wu Zuxi
Name: Wu Zuxi
Title: Chief Executive Officer

Dated: January 4, 2011	COSTAS TAKKAS

/s/ Costas Takkas